UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): November 13, 2023

The New York Times Company
(Exact name of registrant as specified in its charter)

New York		1-5837			13-1102020
(State or other jurisdiction of incorporation)		(Commission File Number)			(I.R.S. Employer Identification No.)
	620 Eighth Avenue,	New York,	New York	10018
	(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NYT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On November 13, 2023, the Board of Directors (the “Board”) of The New York Times Company (the “Company”) appointed Anuradha B. Subramanian to the Board and named her to the Board’s Audit Committee and Finance Committee. A copy of the Company’s press release, dated November 13, 2023, announcing Ms. Subramanian’s appointment to the Board is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
Ms. Subramanian will receive the same compensation that is provided from time to time to the Company’s other non-employee directors, including a grant of restricted stock units for the Company’s Class A common stock, with a grant date value of $78,000, representing a prorated amount of the restricted stock units granted to the Company’s non-employee directors on April 26, 2023.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
Exhibit 99.1	The New York Times Company Press Release, dated November 13, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: November 13, 2023	By:	/s/ Michael A. Brown
Michael A. Brown
Vice President, Assistant General Counsel and Corporate Secretary